Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ironclad Performance Wear Corporation

2201 Park Place, Suite 101

El Segundo, CA 90245

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8s (Nos. 333-139210, 333-145855, 333-176326 and 333-189258) of Ironclad Performance Wear Corporation of our report dated March 17, 2014 relating to the consolidated financial statements for the years ended December 31, 2013 and 2012, which appear in this Form 10-K.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

March 17, 2014